UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC  20549


                            FORM 8-K/A

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15 (d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 1995


                      TRIARC COMPANIES, INC.
          ----------------------------------------------
        (Exact Name of Registrant as Specified in Charter)


    DELAWARE           1-2207            38-0471180
    --------           -------           -----------
  (State or other    (Commission        (IRS Employer
  jurisdiction of   File Number)     Identification No.)
  incorporation)


    900 Third Avenue, New York, New York     10022
  ---------------------------------------- ----------
  (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code:(212)230-3000




          -----------------------------------------------
                (Former Name or Former Address, if
                    Changed Since Last Report)

This Form 8-K/A of Triarc Companies, Inc. ("Triarc") constitutes Amendment No. 1 to Triarc's Current Report on Form 8-K (the "Original Form 8-K") which was filed with the Securities and Exchange Commission on August 14, 1995. This amendment furnishes information required by Item 7 of the Form. Capitalized terms used herein have the same meaning ascribed to them in the Original Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a)  Financial Statements of Businesses Acquired

     The financial statements, together with the notes thereto, of the business (referred to herein as the "Company") acquired in the Acquisition reflecting the historical results of operations of the Company required by this part, with respect to the periods required by Rule 3-05(b) of Regulation S-X, are set forth below.


                             CONTENTS


Years Ended December 31, 1994, 1993 and 1992:

  Report of Independent Certified Public Accountants

  Combined Balance Sheets at December 31, 1994 and 1993

  Combined Statements of Income for the Years Ended December 31, 1994,
      1993 and 1992

  Combined Statements of Stockholders' Equity and Partners' Capital for the
      Years Ended December 31, 1994, 1993 and 1992

  Combined Statements of Cash Flows for the Years Ended December 31, 1994,
      1993 and 1992

  Notes to Combined Financial Statements

Six Months Ended June 30, 1995:

  Independent Auditors' Report

  Combined Balance Sheet as of June 30, 1995

  Combined Statement of Operations for the Six Months Ended June 30, 1995

  Combined Statement of Stockholder's Equity for the Six Months Ended
      June 30, 1995

  Combined Statement of Cash Flows for the Six Months Ended June 30, 1995

  Notes to Combined Financial Statements

Six Months Ended June 30, 1994:

  Combined Statement of Operations for the Six Months Ended June 30, 1994

  Combined Statement of Cash Flows for the Six Months Ended June 30, 1994

        Report of Independent Certified Public Accountants


Stockholders and Partners
  Joseph Victori Wines, Inc. and Affiliates
  Non Alcoholic Beverage Division

We have audited the accompanying combined balance sheets of Joseph Victori Wines, Inc. and Affiliates, Non Alcoholic Beverage Division (see Note A to the financial statements) as of December 31, 1994 and 1993, and the related combined statements of income, stockholders' equity and partners' capital, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Joseph Victori Wines, Inc. and Affiliates, Non Alcoholic Beverage Division as of December 31, 1994 and 1993 and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note H-3 to the combined financial statements, a judgment of approximately $4,025,000 was awarded against the Company in an action alleging wrongful termination of a distribution agreement. The Company is appealing the judgment; accordingly, the outcome of this litigation and the amount, if any, that may ultimately be incurred cannot be determined and no provision for any liability has been made in the accompanying combined financial statements.

Grant Thornton, LLP

New York, New York
February 22, 1995

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

                      COMBINED BALANCE SHEETS
                                               December 31,
                                           ------------------
                                          1994          1993
                                          ----          ----
                      ASSETS

Current assets:
  Cash and cash equivalents
    (Notes B-5,F and I)                  $  922,730  $  780,078
  Accounts receivable, net of
    allowance for doubtful accounts
    of $424,000 and $314,700 at
    December 31, 1994 and 1993,
    respectively (Notes F and I)          7,463,818   5,508,516
  Inventory (Notes B-3 and C)            12,564,185  10,965,973
  Prepaid expenses and other current
    assets                                1,264,024     860,985
                                        ----------- -----------
      Total current assets               22,214,757  18,115,552
Property and equipment, net
   (Notes B-4 and D)                      1,315,028     709,090
Other assets                                271,147      33,726
                                        ----------- -----------
                                        $23,800,932 $18,858,368
                                        =========== ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

Current liabilities:
  Line of credit (Note F)                $1,000,000  $      --
  Accounts payable and accrued expenses   8,865,675   4,934,662
  Current portion of obligations under
    capital leases (Note H-1)               109,925      97,150
  Income taxes payable (Note B-2)            12,338     334,808
                                        ----------- -----------
      Total current liabilities           9,987,938   5,366,620
Obligations under capital leases,
   net of current
   portion (Note H-1)                        19,678     129,603
                                        ----------- -----------
                                         10,007,616   5,496,223
                                        ----------- -----------
Commitments and contingencies (Note H)
Stockholders' equity and partners'
  capital (Note G):
  Common stock                              250,600         600
  Retained earnings and partners'
    capital                              13,554,716  13,373,545
  Less treasury stock, at cost
    (25 shares)                             (12,000)    (12,000)
                                        ----------- -----------
                                         13,793,316  13,362,145
                                        ----------- -----------
                                        $23,800,932 $18,858,368
                                        =========== ===========

 The accompanying notes are an integral part of these statements.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

                   COMBINED STATEMENTS OF INCOME

                                 For the years ended December 31,
                                --------------------------------
                                 1994         1993          1992
                                 ----         ----          ----
Net sales (Notes B-1,
   I and J)                   $128,785,584  $109,409,765  $ 82,437,072
Cost of goods sold              85,347,706    72,306,581    54,871,463
                              ------------  ------------  ------------
      Gross profit              43,437,878    37,103,184    27,565,609
                              ------------  ------------   -----------
Operating expenses:
  Selling                       22,994,994    16,305,705     6,867,894
  General and administrative
    (Note H-1)                   4,696,258     3,465,460     1,989,879
  Officer's compensation           238,443     2,815,733     7,813,000
                               -----------   -----------   -----------
      Total operating expenses  27,929,695    22,586,898    16,670,773
                               -----------   -----------   -----------
Operating income                15,508,183    14,516,286    10,894,836

Interest (income) expense           31,110       (25,982)      (63,851)
Other (income) expense (Note K)  3,555,752       697,580      (194,605)
                               -----------   -----------   -----------
      Income before provision
        for income taxes        11,921,321    13,844,688    11,153,292
(Benefit) provision for income
  taxes (Note B-2)                (174,823)      470,000       124,200
                               -----------   -----------   -----------
      Net income               $12,096,144   $13,374,688   $11,029,092
                               ===========   ===========   ===========

 The accompanying notes are an integral part of these statements.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

            COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                       AND PARTNERS' CAPITAL
       For the Years Ended December 31, 1994, 1993 and 1992

                       Common Stock   Partners'
                       ------------- Capital and
                                Par    Retained   Treasury
                      Shares   Value   Earnings     Stock          Total
                      ------  ------  ----------   -------         -----
Balance at
  December
  31, 1991             2,800 $    600 $ 8,948,487  $   (12,000)  $ 8,937,087
Net income               --       --   11,029,092          --     11,029,092
Distributions to
  stockholder            --       --   (9,114,226)         --     (9,114,226)
                  ---------- -------- -----------   ----------   -----------
Balance at
  December
  31, 1992             2,800      600  10,863,353      (12,000)   10,851,953
Net income               --       --   13,374,688          --     13,374,688
Distributions to
  stockholder            --       --  (10,864,496)         --    (10,864,496)
                  ---------- -------- ------------  ----------   -----------
Balance at
  December
  31, 1993             2,800      600  13,373,545      (12,000)   13,362,145
Issuance of
  capital
  stock           25,000,000  250,000         --           --        250,000
Net income               --       --   12,096,144          --     12,096,144
Distributions to
  stockholder            --       --  (11,914,973)         --    (11,914,973)
                  ---------- -------- ------------  ----------   -----------
Balance at
  December
  31, 1994        25,002,800 $250,600  $13,554,716  $  (12,000)  $13,793,316
                  ========== ========  ===========  ==========   ===========

The accompanying notes are an integral part of these financial statements.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

                 COMBINED STATEMENTS OF CASH FLOWS
                                             For the years ended December 31,
                                             --------------------------------
                                           1994            1993          1992
                                           ----            ----          ----
Cash flows from operating
  activities:
  Net income                            $12,096,144    $ 13,374,688   $11,029,092
  Adjustments to reconcile net
    income to net cash provided by
      operating activities:
      Depreciation and amortization         391,957         321,503       166,044
      Increase (decrease) in cash
       flows from changes in
       operating assets and
       liabilities:
          Accounts receivable            (1,955,302)     (1,492,233)   (2,121,863)
          Inventory                      (1,598,212)     (3,727,811)   (1,516,191)
          Prepaid expenses and
            other current assets           (403,039)       (709,965)       (8,726)
          Other assets                     (237,421)         29,389       (80,329)
          Accounts payable and
            accrued expenses               3,931,013      1,297,488     2,792,283
          Other current
            liabilities                          --             --       (156,008)
          Income taxes payable              (322,470)       187,419       (96,890)
                                         -----------    -----------   -----------
        Net cash provided by
          operating activities            11,902,670      9,280,478    10,007,412
                                         -----------    -----------   -----------
Cash flows from investing activities:
  Purchase of property and equipment,
   net of sales and disposals               (997,895)     (630,936)      (256,289)
                                         -----------    ----------    -----------
        Net cash used in investing
          activities                        (997,895)     (630,936)      (256,289)
                                         -----------    ----------    -----------
Cash flows from financing activities:
  Distribution to stockholder            (11,914,973)  (10,864,496)    (9,114,226)
  Proceeds from issuance of capital
    stock                                    250,000           --             --
  Proceeds from capital lease
    obligations, net of repayments           (97,150)      154,085         72,668
  Proceeds from (repayment of)
    stockholder's loan                           --        (26,184)        14,966
  Borrowing from line of credit            1,000,000           --            --
                                         -----------   -----------    -----------
        Net cash used in financing
          activities                     (10,762,123)  (10,736,595)    (9,026,592)
                                         -----------   -----------    -----------
Net increase (decrease) in cash and
  cash equivalents                           142,652    (2,087,053)       724,531
Cash and cash equivalents at
  beginning of year                          780,078     2,867,131      2,142,600
                                         -----------   -----------    -----------
Cash and cash equivalents at end of
  year                                   $   922,730   $   780,078    $ 2,867,131
                                         ===========   ===========    ===========

Supplemental disclosures of cash flow
  information:
  Cash paid during the year for:
    Interest                            $    32,904 $     24,548     $     14,267
    Income taxes                        $   217,897 $    198,394     $    110,808

 The accompanying notes are an integral part of these statements.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

              NOTES TO COMBINED FINANCIAL STATEMENTS
                 DECEMBER 31, 1994, 1993 AND 1992

Note A - Business and Organization

        The accompanying financial statements include the accounts of the Non Alcoholic Beverage Division only of Joseph Victori Wines, Inc., a New York corporation ("JVW NY"), Joseph Victori Wines, Inc., a California corporation ("JVW CA"), Mistic Beverage, Inc., a Delaware corporation ("Mistic"), Best Flavors, Inc., a Nevada corporation ("Best Flavors"), and LVJ Sales Company, a general partnership ("LVJ"), which ceased operations effective September 30, 1993 (collectively, the "Company"). The nonincluded accounts of the Company's wine division are not material. All intercompany accounts and transactions have been eliminated in combination.

        Mistic was incorporated in December 1993. In November 1994, Mistic sold 25,000,000 shares of stock at par value of $.01 per share and began operations as an affiliate of the Company. Mistic purchased for book value all the inventory and fixed assets of JVW CA and acquired the licensing agreement for use of the Royal Mistic TM brand names in the territory previously covered by JVW CA. Mistic assumed all liabilities under the co-packers' agreements and distributors' agreements. All intercompany profits on purchase of inventory have been eliminated in combination.

        The Company produces and markets, under the Royal Mistic TM brand name, a broad selection of "new age" beverages and ready-to-drink brewed iced teas. The Company's new age beverages include carbonated and noncarbonated fruit juice flavored beverages, teas, and naturally flavored sparkling waters.

Note B - Summary of Significant Accounting Policies

     1.   Revenue Recognition

          Revenue is recognized upon the shipment of finished merchandise to customers. Allowances for sales returns are recorded as a component of net sales in the periods in which the related sales are recognized.

     2.   Income Taxes

          Beginning in August 1987, the Corporate entities elected S Corporation status for Federal and certain state income tax purposes. Accordingly, no provision has been made in the accompanying financial statements for Federal and certain state income taxes for the S Corporation periods. Any tax liabilities related to income earned during these periods will be payable by the stockholders of the Company.

          During the year ended December 31, 1993, the Company settled Federal and certain state and local tax assessments relating to years the Company was a C corporation. The amounts totaling $308,000 were included in the provision for income taxes for the year ended December 31, 1993. During the year ended December 31, 1994, all liabilities for this matter were paid. The Company adjusted the December 31, 1994 year-end accrual to include only the 1994 tax provision, which resulted in a tax benefit of approximately $175,000.

     3.   Inventory

          Inventory is valued at the lower of cost or market, with cost determined by the first-in, first-out method.

     4.   Property and Equipment

          Property and equipment are stated at cost.
          Depreciation is computed over the estimated useful lives of the assets (3-7 years) using accelerated methods.

          Expenditures for renewals and betterments of a character determined to extend the originally estimated useful life of an asset or materially increase its productivity are capitalized. Minor maintenance and repairs and minor renewals and betterments are charged to expense as incurred.

     5.   Cash Equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Note C - Inventory

     Inventory consists of the following:

                                               December 31,
                                            -----------------
                                            1994          1993
                                            ----          ----
      Raw materials                      $ 5,876,600   $ 6,344,666
      Finished goods                       6,687,585     4,621,307
                                         -----------   -----------
                                         $12,564,185   $10,965,973
                                         ===========   ===========

Noted D - Property and Equipment

      Property and equipment are summarized as follows:

                                               December 31,
                                            -----------------
                                             1994       1993
                                             ----       ----
      Furniture and fixtures              $ 223,281   $ 123,035
      Equipment - manufacturing and
       office (Note H)                    1,919,240   1,140,202
      Automobiles                            30,337      42,973
                                         ----------  ----------
                                          2,172,858   1,306,210
      Less accumulated depreciation        (857,830)   (597,120)
                                         ----------  ----------
                                         $1,315,028  $  709,090
                                         ==========  ==========

      Depreciation expense aggregated approximately $392,000, $277,000 and $166,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

Note E - Related Party Transactions

      JVW NY formerly leased office space from an entity partially owned by the principal stockholder of the Company. Lease payments made to this entity were approximately $7,800, $43,000 and $28,000 for the years ended December 31, 1994, 1993 and 1992, respectively (Note G-1).

Note F - Line of Credit

      In May 1994, the Company obtained a $5,000,000 line of credit collateralized by the Company's accounts receivable. At December 31, 1994, the Company had $1,000,000 outstanding against this line at the interest rate of 8.5% per annum, expiring May 31, 1995.

      The Company was required to issue a standby letter of credit in the amount of $3,054,000 for an appeal bond in connection with litigation proceedings (Note H-3). The line of credit has been reduced by this amount.

      The Company was also required to issue a standby letter of credit in the amount of $30,000, secured by a certificate of deposit for a new vendor.

Note G - Common Stock

      Common stock consists of the following:

      Joseph Victori Wines, Inc. (New York), no par value,
        200 shares authorized, 100 shares issued and 75
        shares outstanding                                  $     200

      Joseph Victori Wines, Inc. (California), no par value,
        200 shares authorized, issued and outstanding             200

      Mistic Beverage, Inc., $.01 par value, 40,000,000
        shares authorized, 25,000,000 shares issued and
        outstanding                                           250,000

      Best Flavors, Inc., no par value, 2,500 shares
        authorized 2,500 shares issued and outstanding            200
                                                            ---------
                                                            $ 250,600
                                                             ========
Note H - Commitments and Contingencies

     1.   Leases

          The Company leases office space and certain equipment under operating and capital leases. In November 1993, the Company entered into a lease for new office space for a five-year term commencing January 1994. Included in general and administrative expenses is approximately $155,000, $47,000 and $28,000 of rent paid for the years ended December 31, 1994, 1993 and 1992, respectively (Note E).

          Property recorded under capital leases included the following:

                                                December 31,
                                             -----------------
                                             1994         1993
                                             ----         ----


          Machinery and equipment          $ 366,553   $ 366,553
          Accumulated amortization          (207,312)   (101,151)
                                           ---------   ---------
                                           $ 159,241   $ 265,402
                                           =========   =========

          Future minimum rental commitments at December 31, 1994 are summarized as follows:

                                           Operating    Capital
          Year ended December 31,           leases      leases
          -----------------------           ------      ------

            1995                          $ 157,500     $119,902
            1996                            157,500       19,984
            1997                            157,500         --
            1998                            157,500         --
            1999                              7,767         --
                                         ----------     --------
                                         $  637,767      139,886
                                         ==========
               Less amounts representing interest         10,283
                                                        --------
               Present value of minimum lease payment   $129,603
                                                        ========

     2.   Co-Packing Arrangements

          The Company has entered into production agreements with various independent bottlers ("co-packers") for the preparation, bottling and storage of products. Under certain of these agreements, the Company is required to order a minimum volume of products, or to make certain payments to the respective co-packers in lieu thereof. As of December 31, 1994, the Company has not been required to make any payments to co-packers for failing to meet such volume requirements.

     3.   Litigation

          On November 30, 1994, a judgment was entered against the Company in an action instituted by a former distributor in the Circuit Court of Pulaski County in the State of Arkansas alleging wrongful termination of a distribution agreement. The judgment provides for an award of approximately $3,430,000 (plus interest from November 30, 1994) and attorney's fees assessed at approximately $595,000. The Company is appealing the judgment and has furnished an appeal bond in an amount equal to the judgment which has been secured by a letter of credit. After consulting with counsel, the Company has determined that it is not possible at this time to estimate the amount of damages, if any, that may ultimately be incurred. Accordingly, no provision has been made in the accompanying combined financial statements.

          On March 11, 1993, a former distributor of the Company's products was awarded damages in arbitration in the amount of $664,000, including interest, for wrongful termination of its distributorship pursuant to the terms of a distribution agreement, dated March 1, 1991. The Company had accrued this amount at December 31, 1993, which is included with other
          (income) expense in the combined statement of income for the year ended December 31, 1993.

          The Company is also engaged in other lawsuits involving alleged wrongful termination of distribution agreements and various other lawsuits arising in the ordinary course of business. In the opinion of management, based upon advice of legal counsel, the ultimate outcome of these lawsuits should not have a material impact on the business, financial position or results of operations of the Company.

NOTE I - Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and accounts receivable. Substantially all of the Company's cash at December 31, 1994 was held by one financial institution.
Substantially all of the Company's accounts receivable are due from distributors located across the United States. The Company generally requires no collateral from its customers.

NOTE J - Major Customers

     Sales to one customer were approximately 10.3%, 12.3% and 11.9% of net sales for each of the years ended December 31, 1994, 1993 and 1992, respectively. Sales to a second customer were approximately 8.4%, 11.8% and 12.4% of net sales for each of the years ended December 31, 1994, 1993 and 1992, respectively.

NOTE K - Other Expense

     During 1994, the Company had an unsuccessful initial public offering.
The Company incurred professional fees and related registration costs in the amount of $1,347,298. These costs have been expensed and are included in other expense. In addition, the Company is involved in various lawsuits and proceedings with former distributors (Note H-3). The Company incurred
$1,742,602 and $805,550 in legal fees and settlement costs for the years ended December 31, 1994 and 1993, respectively, which are included in other expense.


Independent Auditors' Report

To the Stockholder of Joseph Victori Wines, Inc. and Affiliates
Non Alcoholic Beverage Division

We have audited the accompanying combined balance sheet of Joseph Victori
Wines, Inc. and Affiliates, Non Alcoholic Beverage Division as of June 30,
1995, and the related combined statements of operations, stockholder's equity, and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of Joseph Victori Wines, Inc. and Affiliates, Non Alcoholic Beverage Division as of June 30, 1995, and the results of their operations and their cash flows for the six months then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Parsippany, New Jersey
September 7, 1995

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

            Combined Balance Sheet as of June 30, 1995
                          (In Thousands)

                                   Assets
Current assets:
  Cash                                                 $   708
  Trade accounts receivable, net of allowance for
    doubtful accounts of $300                           13,482
  Inventories                                           13,731
  Prepaid expenses and other current assets              1,269
                                                       -------
      Total current assets                              29,190
Machinery and equipment - net                            1,468
Due from stockholder                                     2,250
Other assets                                                28
                                                       -------
Total assets                                           $32,936
                                                       =======

              Liabilities and Stockholder's Equity

Current liabilities:
  Accounts payable                                     $11,243
  Accrued expenses                                       4,590
  Capital lease liability                                   79
                                                       -------
      Total current liabilities                         15,912
                                                       -------
Other liabilities                                        4,500
                                                       -------
Commitments and contingencies
Stockholder's equity:
  Common stock                                               1
  Additional paid-in capital                             2,500
  Retained earnings                                     10,035
  Less treasury stock - at cost (25 shares)                (12)
                                                       -------
      Total stockholder's equity                        12,524
                                                       -------
Total liabilities and stockholder's equity             $32,936
                                                       =======

            See notes to combined financial statements.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

                 Combined Statement of Operations
                  Six Months Ended June 30, 1995
                          (In Thousands)
Net sales                                             $ 63,756
Cost of goods sold                                      42,687
                                                      --------
                                                        21,069
                                                      --------
Operating expenses:
  Selling                                               13,321
  General and administrative                             3,663
  Litigation (Note 9)                                    4,500
                                                      --------
                                                        21,484
                                                      --------
Operating loss                                            (415)
                                                      --------
Other expenses:
  Other                                                     36
  Interest                                                  16
                                                      --------
                                                            52
                                                      --------
Loss before provision for income taxes                    (467)
Provision for income taxes                                  52
                                                      --------
Net loss                                              $   (519)
                                                      =========
            See notes to combined financial statements.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

            Combined Statement of Stockholder's Equity
                  Six Months Ended June 30, 1995
              (In Thousands, Except Number of Shares)

                    Common Stock
                  -----------------  Additional
                   Number      Par    Paid-in Retained Treasury
                  of Shares   Value   Capital Earnings   Stock   Total
                  ---------   ------  ------- --------   -----   -----
Balance, January
 1, 1995          25,002,800   $   251  $ --   $13,554  $ (12)   13,793
Reduction in
 number of
 outstanding
 shares of Mistic
 Beverage, Inc.  (24,999,000)     (250)   250      --      --       --
Merger of Mistic
 Beverage, Inc.
 with Joseph
 Victori Wines,
 Inc. (New York)       (989)       --     --      --      --        --
Capital
 contribution           --          --   2,250     --      --      2,250
Capital
 distribution           --          --     --   (3,000)    --     (3,000)
Net loss                --          --     --     (519)    --       (519)
                  ----------      ----- ------ -------  ------   -------
Balance, June
  30, 1995             2,811      $   1 $2,500 $10,035  $  (12)  $12,254
                  ==========      ===== ====== =======   ======  =======

            See notes to combined financial statements.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

                 Combined Statement of Cash Flows
                  Six Months Ended June 30, 1995
                          (In Thousands)

Cash flows from operating activities:
  Net loss                                             $  (519)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                          185
    Loss on disposal of machinery and equipment             31
    Provision for litigation                             4,500
    Provision for inventory obsolescence                   300
    Provision for doubtful accounts                        150
    Increase (decrease) in cash flows from changes in
      operating assets and liabilities:
      Receivables                                       (6,169)
      Inventories                                       (1,467)
      Prepaid expenses and other current assets             (5)
      Other assets                                         243
      Accounts payable and accrued expenses              6,905
                                                        ------
        Net cash provided by operating activities        4,154
                                                        ------
Cash flows from investing activities:
  Purchase of equipment                                   (369)
                                                        ------
        Net cash used in investing activities             (369)
                                                        ------
Cash flows from financing activities:
  Distribution to stockholder                           (3,000)
  Repayment of bank revolver                            (1,000)
                                                        ------
        Net cash used in financing activities           (4,000)
                                                        ------
Net decrease in cash                                      (215)
Cash, beginning of period                                  923
                                                        ------
Cash, end of period                                     $  708
                                                        ======
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                            $   16
                                                        ======
    Income taxes                                        $   29
                                                        ======
Supplemental disclosure of non-cash financing activity:
  Increase in receivable from stockholder               $2,250
                                                        ======

            See notes to combined financial statements.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

              Notes to Combined Financial Statements
                  Six Months Ended June 30, 1995
                          (In Thousands)

1.  Business and Organization

    The accompanying combined financial statements include the accounts of entities under the control of a sole shareholder and include the Non Alcoholic Beverage Division only of Joseph Victori Wines, Inc., a New York corporation ("JVW NY"), Joseph Victori Wines, Inc., a California corporation, Mistic Beverage, Inc., a Delaware corporation ("Mistic Beverage"), and Best Flavors, Inc., a Nevada corporation (collectively, the "Company"). In March 1995 the number of authorized and outstanding shares of Mistic Beverage was reduced from 25,000,000 to 1,000. In April 1995 Mistic Beverage was merged into JVW NY and its 1,000 shares were converted into 11 additional shares of JVW NY. All significant intercompany accounts and transactions have been eliminated in combination.

    The Company produces and markets, primarily under the Royal Mistic TM brand name, a broad selection of "new age" beverages and ready-to-drink brewed iced teas. The Company's new age beverages include carbonated and noncarbonated fruit juice flavored beverages, teas and naturally flavored sparkling waters.

    On August 9, 1995, the Company entered into an asset purchase agreement with Mistic Brands, Inc. ("Mistic"), a wholly-owned subsidiary of Triarc Companies, Inc. Under the terms of the agreement, Mistic acquired substantially all assets and assumed all liabilities of the Company for a purchase price of $97,000,000 consisting of (i) $93,000,000 in cash, (ii) $1,000,000 of deferred purchase price and (iii) noncompete payments aggregating $3,000,000.

2.  Summary of Significant Accounting Policies

    Inventories

    Inventories are valued at the lower of cost or market, with cost determined by the first-in, first-out method.

    Machinery and Equipment

    Machinery and equipment are stated at cost. Depreciation is computed on a straight-line method over the estimated useful lives of the assets (5-7 years).

    Expenditures for renewals and betterments of a character determined to extend the originally estimated useful life of an asset or materially increase its productivity are capitalized. Minor maintenance and repairs and minor renewals and betterments are charged to expense as incurred.

    Revenue Recognition

    Revenue is recognized upon the shipment of finished merchandise to customers. Allowances for sales returns are recorded as a component of net sales in the periods in which the related sales are recognized.

    Income Taxes

    The Company has elected S Corporation status for Federal and certain state income tax purposes. Accordingly, no provision has been made in the accompanying financial statements for Federal and certain state income taxes. Any tax liabilities related to income earned during the six months ended June 30, 1995 will be payable by the stockholders of the Company.

3.  Inventories

    Inventories consist of the following:

                                                     June 30,
                                                       1995
                                                       ----
                                                  (In thousands)
      Raw materials                                    $ 5,539
      Finished goods                                     8,192
                                                       -------
                                                       $13,731
                                                       =======

4.  Machinery and Equipment

    Machinery and equipment are summarized as follows:

                                                     June 30,
                                                       1995
                                                       ----
                                                  (In thousands)
      Furniture and fixtures                          $   239
      Equipment - manufacturing and office (Note 9)     2,050
      Computer software                                   133
      Accumulated depreciation                           (954)
                                                      -------
                                                      $ 1,468
                                                      =======

      Depreciation expense was approximately $185,000 for the six months ended June 30, 1995.

5.  Related Party Transactions

    Related party transactions as of and for the six months ended June 30, 1995 were as follows:

                                                       (In thousands)
      Salary paid to stockholder                            $  125
                                                            ======
      Distributions made to stockholder                     $3,000
                                                            ======
      Amount due from stockholder                           $2,250
                                                            ======
      Capital contribution from stockholder                 $2,250
                                                            ======
      Due to affiliate (included in accrued expenses)       $   39
                                                            ======
      Machinery transferred to affiliate at net book value  $   24
                                                            ======

6.  Line of Credit

    The Company has an $8,000,000 line of credit collateralized by the Company's accounts receivable. At June 30, 1995, the Company had no borrowings outstanding against this line.

    The Company was required to issue a standby letter of credit in the amount of $3,054,000 for an appeal bond in connection with litigation proceedings (see Note 9). Availability under the line of credit has been reduced by this amount.

    The Company was also required to issue a standby letter of credit in the amount of $30,000 secured by a certificate of deposit, as a security deposit for a new vendor.

7.  Financial Instruments

    The accompanying combined financial statements include the following financial instruments: cash, accounts receivable, due from stockholder, accounts payable, accrued expenses, and capital lease obligations. Due to their short period of maturity, the Company believes the carrying amount of these financial instruments is equal to their fair value. The Company's trade accounts receivable are due from its customers, principally beverage wholesalers, located across the United States.

8.  Common Stock

    At June 30, 1995 common stock consists of: Joseph Victori Wines, Inc. (New York), no par value, 200 shares authorized, 111 shares issued, 86 shares outstanding; Joseph Victori Wines, Inc. (California), no par value, 200 shares authorized, issued and outstanding; and Best Flavors, Inc., no par value, 2,500 shares authorized, issued and outstanding.

9.  Commitments and Contingencies

    The Company leases office space and certain equipment under operating and capital leases. Included in general and administrative expenses is approximately $79,000 of rent paid for the six months ended June 30, 1995.

    Property recorded under capital leases included the following:

                                                     June 30,
                                                       1995
                                                       -----
                                                  (In thousands)
      Machinery and equipment                          $ 367
      Accumulated amortization                          (239)
                                                       -----
                                                       $ 128
                                                       =====

    Future minimum rental commitments at June 30, 1995 are summarized as follows:

                                                 Capital Operating
                                                 Leases   Leases
                                                 ------   ------
                                                 (In thousands)
    Twelve months ended June 30,
    ---------------------------
      1996                                        $  80  $ 158
      1997                                          --     158
      1998                                          --     158
      1999                                          --       7
                                                  -----  -----
                                                     80  $ 481
                                                         =====
      Less amounts representing interest              1
                                                  -----
      Present value of minimum lease payments     $  79
                                                  =====

    The Company has entered into production agreements with various independent bottlers ("co-packers") for the preparation, bottling and storage of products. Under certain of these agreements, the Company is required to order a minimum volume of products, or to make certain payments to the respective co-packers in lieu thereof. As of June 30, 1995, the Company has not been required to make any payments to co-packers for failing to meet such volume requirements.

    The Company enters into purchase commitments with its suppliers to ensure material availability. At June 30, 1995, commitments under such agreements for inventory not yet purchased amounted to $2,400,000.

    On November 30, 1994, a judgment was entered against the Company in an action instituted by a former distributor in the Circuit Court of Pulaski County in the State of Arkansas alleging wrongful termination of a distribution agreement. The judgment provides for an award in the final amount of approximately $3,400,000 (plus interest from November 30, 1994) and attorney's fees assessed at approximately $600,000. The Company is appealing the judgment and has furnished an appeal bond in an amount equal to the judgment which has been secured by a letter of credit. The agreement for the sale of the Company calls for the amount ultimately paid under this judgment (including all costs and expenses relating thereto) to be divided equally between the Company and the sellers of the Company (the "Seller") to a maximum of $4,500,000 with the Seller wholly responsible for any amounts exceeding $4,500,000. For the six months ended June 30, 1995, the Company has recorded a litigation expense and a liability of $4,500,000. Based on advice of counsel and in the opinion of management, the amount the Company will ultimately pay under this judgment will not have a material effect on its financial condition or results of operations, after consideration of
the above provision.   Also recorded in the accompanying combined financial
statements is a receivable due from the Seller of $2,250,000, representing the reimbursement to the Company of the Seller's portion of the liability, as a capital contribution.

    The Company is also engaged in other lawsuits involving alleged wrongful termination of distribution agreements and various other lawsuits arising in the ordinary course of business. In the opinion of management, based upon advice of legal counsel, the ultimate outcome of these lawsuits should not have a material impact on the business, financial position or results of operations of the Company.

10. Major Customers and Suppliers

    Sales to one customer were approximately 10% of net sales for the six months ended June 30, 1995. One supplier accounted for approximately 36% of inventory purchases during the six months ended June 30, 1995.

    The following unaudited combined statements of operations and cash flows of the Company for the six months ended June 30, 1994 are provided only for the purpose of comparison to the respective statements contained in the accompanying audited financial statements as of and for the six months ended June 30, 1995 and should be read in conjunction with such audited financial statements. Accordingly, such unaudited statements do not include all information and footnotes necessary for a fair presentation of results of operations and cash flows in conformity with generally accepted accounting principles. In the opinion of the Company, however, such statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and cash flows of the Company for the six months ended June 30, 1994.

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

                 Combined Statement of Operations
                  Six Months Ended June 30, 1994
                          (In Thousands)
                            (Unaudited)

Net sales                                             $ 65,950
Cost of goods sold                                      43,389
                                                      --------
                                                        22,561
Operating expenses:
  Selling                                               12,840
  General and administrative                             2,513
                                                      --------
      Total operating expenses                          15,353
                                                      --------
Operating income                                         7,208

Other expense                                              174
                                                      --------
Income before provision for income taxes                 7,034
Provision for income taxes                                  22
                                                      --------
Net income                                            $  7,012
                                                      ========

             JOSEPH VICTORI WINES, INC. AND AFFILIATES
                  NON ALCOHOLIC BEVERAGE DIVISION

                 Combined Statement of Cash Flows
                  Six Months Ended June 30, 1994
                          (In Thousands)
                            (Unaudited)

Cash flows from operating activities:
  Net income                                            $7,012
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                          188
    Increase (decrease) in cash flows from changes in
      operating assets and liabilities:
      Receivables                                       (4,166)
      Inventory                                         (9,512)
      Prepaid expenses and other current assets         (1,345)
      Other assets                                        (376)
      Accounts payable and accrued expenses             19,078
      Income taxes payable                                (181)
                                                        ------
        Net cash provided by operating activities       10,698
                                                        ------
Cash flows from investing activities:
  Purchase of equipment                                   (611)
                                                        ------
        Net cash used in investing activities             (611)
                                                        ------
Cash flows from financing activities:
  Distribution to stockholder                           (5,665)
  Repayment of capital lease obligations                   (47)
                                                        ------
        Net cash used in financing activities           (5,712)
                                                        ------
Net increase in cash                                     4,375
Cash, beginning of period                                  780
                                                        ------
Cash, end of period                                     $5,155
                                                        ======

  (b) Pro Forma Financial Information

              PRO FORMA COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed balance sheet as of June 30, 1995 has been prepared by combining the Triarc condensed consolidated balance sheet as of June 30, 1995, as included in its Form 10-Q for the quarter ended June 30, 1995 (the "Form 10-Q"), with the Company's combined balance sheet as of June 30, 1995 appearing elsewhere herein. The unaudited pro forma condensed statement of operations for the year ended December 31, 1994 has been prepared by combining the Triarc consolidated statement of operations for such year, as included in its Form 10-K for the year ended December 31, 1994 (the "Form 10-K"), with the Company's combined statement of income for such year appearing elsewhere herein (amounts rounded to thousands). The unaudited pro forma condensed statement of operations for the six-month period ended June 30, 1995 has been prepared by combining the Triarc condensed consolidated statement of operations for such period as included in its Form 10-Q with the Company's combined statement of operations for such period appearing elsewhere herein. The pro forma financial statements reflect the Acquisition and related financing and other transactions, as if such transactions had occurred as of June 30, 1995 for the pro forma balance sheet and as of January 1, 1994 for the pro forma statements of operations. Such pro forma adjustments are described in the accompanying notes to the pro forma financial statements which should be read in conjunction with such statements. Such pro forma financial statements should also be read in conjunction with Triarc's audited consolidated financial statements appearing in the Form 10-K, and its unaudited condensed consolidated financial statements included in the Form 10-Q, and the Company's audited combined, and unaudited condensed combined, financial statements appearing elsewhere herein. The pro forma financial statements do not purport to be indicative of the actual financial position or results of operations of the combined company had such transactions actually been consummated on June 30, 1995 and January 1, 1994, respectively, or of the future financial position or results of operations of the combined company which may result from the consummation of such transactions.

                      TRIARC COMPANIES, INC.
            PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           JUNE 30, 1995
                                  The      Pro Forma
                        Triarc   Company  Adjustments Pro Forma
                        ------   -------  -----------  --------
                                   (In thousands)
       Assets
Current assets:
  Cash and cash
    equivalents         $64,936  $  708  $96,500 (a)   $  64,569
                                         (94,375)(b)
                                          (3,200)(c)
  Restricted cash and
   equivalents           10,882     --       --           10,882
  Marketable securities   7,927     --       --            7,927
  Receivables           150,070  13,482      --          163,552
  Inventories           110,439  13,731      --          124,170
  Deferred income tax
   benefit                5,176     --       --            5,176
  Prepaid expenses and
   other current assets   9,888   1,269      --           11,157
                       -------- ------- --------       ---------
     Total current
        assets          359,318  29,190   (1,075)        387,433
Investment in the
 Company                    --      --    98,375 (b)         --
                                         (98,375)(d)
Properties, net         324,047   1,468                  325,515
Unamortized costs in
  excess of net assets
  of acquired
  companies             199,295     --    82,851 (d)     282,146
Deferred costs and
  other assets           64,233    2,278   3,200 (c)      72,711
                                           3,000 (d)
                       -------- -------- -------      ----------
                      $ 946,893 $ 32,936 $87,976      $1,067,805
                       ======== ======== =======      ==========

   LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of
   long-term debt     $  41,615 $     79  $ 8,250 (a) $  49,944
  Accounts payable       54,677   11,243      --         65,920
  Accrued facilities
   relocation and
   corporate
   restructuring costs    6,706     --        --          6,706
  Other accrued
   expenses              87,278   4,590    1,400 (b)     93,268
                       --------  ------  -------      ---------
     Total current
      liabilities       190,276  15,912    9,650        215,838
                       --------  ------  -------      ---------
Long-term debt          649,903     --    88,250 (a)    738,153
Deferred income taxes    21,744     --       --          21,744
Deferred income and
  other liabilities      22,525   4,500    2,600 (b)     29,625
Stockholders' equity:
  Common stock            3,398       1       (1)(d)      3,398
  Additional paid-in
   capital              162,034   2,500   (2,500)(d)    162,034
  Retained earnings
   (accumulated
    deficit)            (53,200) 10,035  (10,035)(d)    (53,200)
  Treasury stock        (46,030)    (12)      12 (d)    (46,030)
  Other                  (3,757)     --      --          (3,757)
                       -------- ------- --------      ----------
     Total stockholders'
      equity             62,445  12,524  (12,524)         62,445
                       -------- ------- --------      ----------
                       $946,893 $32,936 $ 87,976      $1,067,805
                       ======== ======= ========      ==========

  (a) To reflect the proceeds of (i) $71,500,000 of borrowings by Mistic under the Mistic Facility (consisting of $11,500,000 of borrowings of revolving loans (including $4,500,000 classified as current) and $60,000,000 of borrowings of term loans (including $3,750,000 classified as current) and (ii) $25,000,000 of borrowings by Triarc which were used to partially finance the Acquisition.

  (b) To reflect Mistic's investment in the Company of $98,375,000 consisting of (i) $93,000,000 cash purchase price, (ii) $3,000,000 of deferred non-compete payments ($900,000 of which may be due within one year), (iii) $1,000,000 of deferred purchase price payments ($500,000 of which is due within one year) and (iv) $1,375,000 of estimated fees and expenses.

  (c) To reflect the payment of estimated deferred financing costs of $3,200,000 associated with the Mistic Facility. Also in connection with the Mistic Facility agreement, Triarc granted the lending bank 30 stock appreciation rights ("SAR's") for the equivalent of 3% of the aggregate of Mistic's common stock plus the equivalent shares represented by these SAR's and SAR's granted to certain Mistic executives. The SAR's granted to the lending bank provide for appreciation above a base price of $28,637 per share, the per share equivalent of Triarc's $25,000,000 capital contribution to Mistic in connection with the Acquisition. The initial value of the SAR's granted to the lending bank at the date of grant will be charged to deferred financing costs with an offsetting credit to "Additional paid in capital"; however, since the valuation of such SAR's has not yet been determined, such adjustment is not reflected in the accompanying pro forma condensed balance sheet. Such initial value, however, is not expected to have a significant effect on the pro forma financial statements.

  (d) To eliminate Mistic's investment in the Company and the Company's stockholder's equity and to record the excess of such investment over such equity as (i) $3,000,000 of other assets relating to the deferred non-compete payments and (ii) $82,851,000 of "Unamortized costs in excess of net assets of acquired companies" ("Goodwill"). The evaluation of purchase accounting adjustments has not been completed. It is anticipated, however, that the final determination of the allocation of such excess purchase price will only impact other intangible assets, with an offsetting reduction to Goodwill.

                      TRIARC COMPANIES, INC.
       PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
               For the Year Ended December 31, 1994
                                              The        Pro Forma
                              Triarc         Company    Adjustments   Pro Forma
                              ------        ---------   -----------   ---------
                                    (In thousands except per share data)
Revenues:
  Net sales                 $1,011,428       $ 128,786  $      --       $1,140,214
  Royalties, franchise
   fees and other
   revenues                     51,093             --          --           51,093
                            ----------       ---------    --------      ----------
                             1,062,521         128,786         --        1,191,307
                            ----------       ---------    --------      ----------
Costs and expenses:
  Cost of sales                749,930          85,348         --          835,278
Advertising, selling
   and distribution            109,669          22,995         --          132,664
  General and
   administrative              125,189           4,935       6,918(a)      137,042
  Facilities relocation and
   corporate restructuring       8,800             --          --            8,800
  Litigation                       --              --        1,743(b)        1,743
                            ----------       ---------    --------      ----------
                               993,588         113,278       8,661       1,115,527
                            ----------       ---------    --------      ----------
  Operating profit              68,933          15,508      (8,661)         75,780
Interest expense               (72,980)            (31)     (7,972)(c)     (80,983)
Other income (expense), net      4,858          (3,556)      1,743 (b)       3,045
                            ----------       ---------    --------      ----------
Income (loss) from
  continuing operations
  before income taxes and
  minority interests               811          11,921     (14,890)         (2,158)
(Provision) benefit for
   taxes                        (1,612)            175       5,792 (d)        (282)
                                                            (4,637)(e)
                            ----------       ---------    --------      ----------
                                  (801)         12,096     (13,735)         (2,440)
Minority interests in net
  income                        (1,292)            --          --           (1,292)
                            ----------       ---------    --------      ----------
Income (loss) from
  continuing operations     $   (2,093)      $  12,096    $(13,735)     $   (3,732)
                            ==========       =========    ========      ==========
Income (loss) from
  continuing operations
  per share                $     (0.34)                                 $    (0.41)
                             =========                                  ==========

                      TRIARC COMPANIES, INC.
       PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
              For the Six Months Ended June 30, 1995
                                   The     Pro Forma
                         Triarc  Company  Adjustments Pro Forma
                         ------ --------- ----------- ---------
                         (In thousands except per share data)
Revenues:
  Net sales            $ 551,718  $63,756 $    --      $ 615,474
  Royalties, franchise
   fees and other
   revenues               25,556      --       --         25,556
                       --------- --------  --------    ---------
                         577,274   63,756      --        641,030
                       --------- --------  --------    ---------
Costs and expenses:
  Cost of sales          416,672   42,687      --        459,359
  Advertising, selling
   and distribution       58,968   13,321      --         72,289
  General and
   administrative         64,614    3,663    3,459(a)     71,736
  Litigation                 --     4,500      --          4,500
                       --------- --------  -------     ---------
                         540,254   64,171    3,459       607,884
                       --------- --------  -------     ---------
  Operating profit
    (loss)                37,020     (415)  (3,459)       33,146
Interest expense         (39,131)     (16)  (4,740)(c)   (43,887)
Other income
  (expense), net          16,832      (36)     --         16,796
                       --------- --------  -------     ---------
Income (loss) from
  continuing
  operations
  before income
  taxes                   14,721    (467)   (8,199)        6,055
(Provision for)
  benefit
  from income
  taxes                   (6,992)    (52)    3,189(d)     (3,673)
                                               182(e)
                       --------- -------   -------      --------
Income (loss) from
  continuing
  operations           $   7,729 $   (519) $(4,828)     $  2,382
                       ========= ========  ========     ========
Income (loss) from
  continuing operations
  per share            $     0.26                       $   0.08
                       ==========                       ========

Note: The results of operations of the Company reflect the following significant, non-recurring charges:

                                                     Six Months
                                        Year Ended      Ended
                                       December 31,    June 30,
                                           1994         1995
                                           ----         ----
                                             (In thousands)
     Legal fees and settlement costs
      related to distributor litigation
      (included in other income (expense),
      net in the year ended December 31,
      1994 - see (b) below for the
      reclassification of such expenses
      for 1994)                          $ 1,743      $ 4,500
     Professional fees and registration
      costs related to an unsuccessful
      initial public offering
      (included in other income
      (expense), net)                      1,347         --
                                         -------      -------
                                         $ 3,090      $ 4,500
                                         =======      =======

  (a) To reflect the amortization of (i) the $3,000,000 of deferred non-compete payments over a life of 3 years and (ii) the estimated $82,851,000 of Goodwill resulting from the Acquisition over an estimated average life of 14 years. Such average life for Goodwill may be different upon finalization of purchase accounting for the Acquisition.

  (b) To reclassify litigation expense for the year ended December
      31, 1994 to present litigation and settlement costs on a consistent basis with the six months ended June 30, 1995.

  (c) Represents adjustments to interest expense as follows:

                                                     Six Months
                                        Year Ended      Ended
                                       December 31,    June 30,
                                           1994         1995
                                           ----         ----
                                             (In thousands)
      Interest expense on the portion of
        additional borrowings under
        Graniteville Company's credit
        facility which were utilized
        in connection with the Mistic
        Acquisition                      $ 2,004      $ 1,185
      Interest expense on borrowings
        under the Mistic Facility          5,163        3,173
      Amortization of deferred
        financing costs
        related to the Mistic
        Facility (see Note (c)
        to pro forma condensed
        balance sheet)                       805          382
                                         -------      -------
                                         $ 7,972      $ 4,740
                                         =======      =======

  (d) To reflect the estimated income tax effect of the above adjustments at 38.9%.

  (e) To reflect an income tax (provision) benefit on the Company's pretax income at 38.9%. Such provision or benefit is not reflected in the Company's reported results of operations due to its Subchapter S status prior to the Acquisition.

(c) Exhibits

   27.1 - Financial Data Schedule of the Company for the year ended December 31, 1995, submitted to the Securities and Exchange Commission in electronic format.

   27.2 - Financial Data Schedule of the Company for the six months ended June 30, 1995, submitted to the Securities and Exchange
          Commission in electronic format.

                             SIGNATURE




   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TRIARC COMPANIES, INC.




Date:  October 23, 1995           By: /S/ JOSEPH A. LEVATO
                                  ---------------------------
                                  Joseph A. Levato
                                  Executive Vice President
                                  and Chief Financial Officer